Exhibit 10.9
ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to SIR LINCOLN TOWER, LLC, an Illinois limited liability company (“Assignee”), all of Assignor’s rights and obligations under and in regard to that certain Purchase Agreement dated as of March 25, 2010, as amended, between CHICAGO TITLE LAND TRUST COMPANY, as Trustee under Trust Number 51-0615-0 dated August 15, 1967, an Illinois land trust (“Seller”) and Assignor (as amended, the “Purchase Agreement”) for the purchase and sale of that certain real property located at 520 South Second Street, Springfield, Illinois, as more particularly described in Exhibit A attached hereto (the “Property”).
Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.
All of the provisions, covenants and agreements contained in this Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of this Assignment, and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.
[SIGNATURES APPEARS ON FOLLOWING PAGE]

WITNESS THE EXECUTION HEREOF, as of this 10th day of August, 2010.

ASSIGNOR: STEADFAST ASSET HOLDINGS, INC., a California corporation
By:	/s/ Rodney F. Emery
	Name:	Rodney F. Emery
	Title:	Chief Executive Officer

ASSIGNEE: SIR LINCOLN TOWER, LLC, an Illinois limited liability company By: Steadfast Income Advisor, LLC, a Delaware limited liability company, its sole manager

By:	/s/ Dinesh Davar
	Name:	Dinesh Davar
	Title:	Manager

EXHIBIT A
DESCRIPTION OF THE LAND
THOSE certain premises comprising a portion of the Lincoln Tower Mixed Use Condominium, a condominium, said condominium having been established pursuant to the Illinois Condominium Act and the Declaration of Condominium Ownership and Covenant, Easements and Restrictions of Lincoln Tower Mixed Use Condominium, a condominium, recorded in the Official Records of Sangamon County, Illinois on August 6, 2010 as Document No. 2010R26399 (the “Declaration”), the premises being more particularly described as follows:
All of Unit 2 (the “Unit”) as described in the Declaration and as shown on the Plat of Condominium for Lincoln Tower Mixed Use Condominium, a condominium (the “ Plat of Condominium”) that is recorded in the Official Records of Sangamon County, Illinois on August 6, 2010 as Document No. CAB# B367A;
TOGETHER WITH, the Unit’s interest in all Common Elements and Limited Common Elements of the Condominium, as described in the Declaration and shown on the Plat of Condominium; and
TOGETHER WITH, a Non-Exclusive Easement for the benefit of Unit 2 recorded March 31, 2003 as Document Number 2003R17397, for the purposes of permitting existing balconies which have been in place since circa 1965 to remain and be maintained in their present location over and above the Third Street right of way immediately East and adjacent to Lot 62 of the Assessor’s Subdivision of the North Half of the Northeast Quarter of Section 33, and part of the West Half of the Northwest Quarter of Section 34, Township 16 North, Range 5 West of the Third Principal Meridian.
Permanent Tax Number: Part of 14-34-154-020
together with the tenements and appurtenances thereunto belonging.